        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                          CARDIAC PATHWAYS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------


        DELAWARE                                        77-0278793
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------


                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            1996 DIRECTOR OPTION PLAN
                                 1991 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------


                               WILLIAM N. STARLING
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CARDIAC PATHWAYS CORPORATION
                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 737-0505
       (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                  FOR SERVICE)

                             ----------------------


                                   COPIES TO:
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                             ----------------------

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                                           Proposed          Proposed
                                                                            Maximum           Maximum          Amount of
           Title of Each Class of                   Amount to be         Offering Price       Aggregate       Registration
        Securities to be Registered                  Registered            Per Share       Offering Price          Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value (1).........       400,000 shares (2)       $ 8.3125(3)       $ 3,325,000        $  1,008
Common Stock, $0.001 par value (1).........        70,000 shares (4)       $ 7.0656(5)       $   494,592        $    150
==========================================================================================================================
TOTAL                                                                                                           $  1,158
==========================================================================================================================

(1) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(2) This subtotal represents the number of shares being registered pursuant to this Registration Statement which are issuable upon exercise of options that have not yet been granted under the 1996 Director Option Plan and the 1991 Stock Plan as of the date of this Registration Statement. Of the total of 400,000 shares that will be issuable upon the exercise of such options to be granted in the future, 20,000 shares will be issuable upon exercise of options to be granted in the future under the 1996 Director Option Plan and 380,000 shares will be issuable upon exercise of options to be granted in the future under the 1991 Stock Plan.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee. Computation based upon the average of the high and low prices for the Registrant's Common Stock as reported on The Nasdaq National Market on October 10, 1997.

(4) This subtotal represents the number of shares being registered pursuant to this Registration Statement which are authorized to be issued under the 1996 Employee Stock Purchase Plan.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Registrant's Common Stock as reported in The Nasdaq National Market on October 10, 1997. Pursuant to the 1996 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Registrant's Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

================================================================================

          The contents of the Registrant's Form S-8 Registration Statement (Registration No. 333-07629) as filed with the Commission on July 3, 1996, is incorporated herein by reference.


ITEM 8.     EXHIBITS.

           Exhibit
            Number       Document


             4.1         1996 Employee Stock Purchase Plan, as amended.

             4.2         1991 Stock Plan, as amended.

             4.3         1996 Director Option Plan, as amended.

             5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

             23.1        Consent of Ernst & Young LLP, Independent Auditors.

             23.2        Consent of Counsel (contained in Exhibit 5.1).

             24.1        Power of Attorney (see page II-2).

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cardiac Pathways Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 16th day of October, 1997.


                                     CARDIAC PATHWAYS CORPORATION



                                     By: /s/ William N. Starling
                                        --------------------------------------
                                         William N. Starling,
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, William N. Starling and David W. Gryska as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                               TITLE                              DATE
-------------------------------------     -----------------------------         ----------------
/s/ William N. Starling
-------------------------------------     President, Chief Executive            October 16, 1997
(William N. Starling)                     Officer and Director
                                          (Principal Executive
                                          Officer)
/s/ David W. Gryska
-------------------------------------     Vice President and Chief              October 16, 1997
(David W. Gryska)                         Financial Officer (Principal
                                          Financial and Accounting
                                          Officer)
/s/ Annette J. Campbell-White             Director                              October 16, 1997
-------------------------------------
(Annette J. Campbell-White)

/s/ Michael L. Eagle                      Director                              October 16, 1997
-------------------------------------
(Michael L. Eagle)

-------------------------------------     Director
(Thomas J. Fogarty, M.D.)

/s/ Joseph P. Ilvento, M.D.               Director                              October 16, 1997
-------------------------------------
(Joseph P. Ilvento, M.D.)

/s/ Lawrence G. Mohr, Jr.                 Director                              October 16, 1997
-------------------------------------
(Lawrence G. Mohr, Jr.)

                                INDEX TO EXHIBITS



   EXHIBIT
    NUMBER                                      EXHIBIT
   -------                                      -------

     4.1       1996 Employee Stock Purchase Plan, as amended.

     4.2       1991 Stock Plan, as amended.

     4.3       1996 Director Option Plan, as amended.

     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
               Corporation.

     23.1      Consent of Ernst & Young LLP, Independent Auditors.

     23.2      Consent of Counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page II-2).